UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

CARECLOUD, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

MTBC, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTBC	Nasdaq Global Market
Series A Preferred Stock, par value $0.001 per share	MTBCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2021, MTBC, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change its corporate name to CareCloud, Inc., effective March 29, 2021. A copy of the Amendment is attached as Exhibit 3.1 hereto and incorporated by reference. The Company also amended its Amended and Restated Bylaws to reflect the change to its corporate name. A copy of the Amended and Restated Bylaws, as amended, is attached as Exhibit 3.2 hereto and incorporated by reference.

The Company’s NASDAQ ticker symbols MTBC and MTBCP will remain unchanged. Pursuant to the name change, the Company’s CUSIPs for its common and preferred stock will also be changed to 14167R100 and 14167R209, respectively, which is pending effectiveness.

The Company previously announced its intent to change its name to CareCloud Inc. in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press release dated March 29, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date: March 29, 2021	By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
Chief Executive Officer

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